SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 13, 2010
BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-12822 (Commission File Number)	54-2086934 (IRS Employer Identification No.)
1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)
(770) 829-3700
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.
On April 13, 2010, Beazer Homes USA, Inc. (“Beazer” or the “Company”) filed with the Delaware Secretary of State a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Amended and Restated Certificate of Incorporation increasing the Company’s total authorized common stock from 80 million shares to 180 million shares. As described below under Item 5.07 of this Current Report, the Certificate of Amendment was approved by the stockholders at the 2010 Annual Meeting of Stockholders.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described below under Item 5.07 of this Current Report, at the 2010 Annual Meeting, the stockholders approved the Beazer Homes USA, Inc. 2010 Equity Incentive Plan (the “Incentive Plan”). The Incentive Plan, which will be administered by the Compensation Committee of Beazer’s Board of Directors, provides for the issuance of the following types of incentive awards to employees, employees of service providers and non-employee directors of Beazer and its affiliates:
•	stock options (both incentive stock options and non-qualified stock options);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units;

•	incentive awards and other stock-based awards; and

•	dividend equivalents.
All awards granted under the Incentive Plan will be governed by separate written agreements between the Company and the participants. The written agreements will specify the terms and conditions of the award. All awards must be granted at the fair market value of the award on the grant date. Awards under the Incentive Plan will be subject to a three-year minimum vesting period for time-based awards or a one-year minimum performance period for performance-based awards.
The maximum number of shares of Beazer’s common stock that may be issued under the Incentive Plan pursuant to awards is 6,000,000 shares, subject to certain customary adjustment provisions; provided, that only 3,000,000 of the shares may be issued in connection with full value awards (which are awards other than options, stock appreciation rights or other stock-based awards in the nature of purchase rights). Shares relating to awards that are terminated will again be available for issuance under the Incentive Plan. Shares not issued as a result of a net settlement of an award, tendered or withheld to pay the price of an award or withholding taxes or purchases on the open market with the proceeds of the exercise price of an award will not again be available for issuance under the Incentive Plan.
In the event of or in anticipation of a Change in Control (as defined in the Incentive Plan) the Compensation Committee in its discretion may terminate outstanding awards (a) by giving the participants notice and an opportunity to exercise the awards that are then exercisable and then terminating, without any payment, all awards that have not been exercised (including those that were not exercisable) or (b) by paying the participant the value of the awards that are then vested, exercisable or payable without payment for any awards that are not then vested, exercisable or payable or that have no value. Alternatively, the Compensation Committee may take such other action as it determines to be reasonable under the circumstances to permit the participant to realize the value of the award. Awards will not be terminated to the extent they are to be continued after the Change in Control. Except as otherwise provided in the agreement covering the award, if a participant who is employed by (or a director of or other service provider to) Beazer or any of its affiliates at the time of the Change in Control then holds (i) options, SARs or stock-based awards that are in the nature of purchase rights, all such options, SARs and stock-based awards will become fully exercisable on and after the Change in Control (subject to the expiration provisions otherwise applicable to such awards), and any shares of common stock purchased by the participant under such awards following such Change in Control will be fully vested upon exercise, or (ii) full value awards, such full value awards will become fully vested on the date of the Change in Control.
No awards may be made under the Incentive Plan after February 3, 2020. As of the date of this Current Report, no awards have been granted under the Incentive Plan.
Item 5.07 Submission of Matters to a Vote of Security Holders
On April 13, 2010, the Company held its 2010 Annual Meeting of Stockholders, at which time all matters submitted to a vote of our stockholders as described in the proxy statement filed by Beazer with the SEC on February 25, 2010 were approved. At the 2010 Annual Meeting, 47,635,431 shares were represented in person or by valid proxy, and our stockholders took the following actions:
Election of Directors — Stockholders elected Laurent Alpert, Brian C. Beazer, Peter G. Leemputte, Ian J. McCarthy, Norma A. Provencio, Larry T. Solari and Stephen P. Zelnak to serve as directors until the next annual meeting of stockholders or until their successors are elected and qualified. The number of votes cast for each of these individuals is as set forth below:

Director	Shares For	Shares Against	Shares Abstained	Broker Non-Votes

Laurent Alpert	32,125,205	1,438,565	1,163,761	12,907,900
Brian C. Beazer	32,787,292	789,142	1,151,097	12,907,900
Peter G. Leemputte	32,446,294	1,126,027	1,155,210	12,907,900
Ian J. McCarthy	32,753,415	795,327	1,178,789	12,907,900
Norma A. Provencio	32,439,806	1,121,053	1,166,672	12,907,900
Larry T. Solari	25,185,806	8,383,903	1,157,822	12,907,900
Stephen P. Zelnak	25,865,240	7,704,546	1,157,745	12,907,900
Ratification of Independent Accountants — Stockholders ratified the appointment of Deloitte & Touche, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010. The vote totals were 45,962,105 shares for, 638,675 shares against, and 1,034,651 share abstentions.
Increase Number of Authorized Shares of Common Stock — Stockholders approved an amendment to Beazer’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 80 million shares to 180 million shares. The vote totals were 35,915,230 shares for, 10,483,158 shares against, and 1,237,043 share abstentions.
Approval of the Beazer Homes USA, Inc. 2010 Equity Incentive Plan — Stockholders approved the Beazer Homes USA, Inc. 2010 Equity Incentive Plan. The vote totals were 29,838,299 shares for, 3,793,154 shares against, 1,096,078 share abstentions and 12,907,900 broker non-votes.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA, INC.
Date: April 15, 2010	By:	/s/ Kenneth F. Khoury
Kenneth F. Khoury
Executive Vice President and General Counsel